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                                                                     Exhibit 2.5


                  [Letterhead of Sea Containers Ltd., Bermuda]

                                                                          , 2000

Orient-Express Hotels Ltd.
P.O. Box HM 1179
41 Cedar Avenue
Hamilton HM EX
Bermuda


                            RE: NONCOMPETE AGREEMENT

Dear Sirs:

We undertake that, in the event the offering described in the registration statement on Form S-1 (No. 333-12030) filed with the U.S. Securities and Exchange Commission is made, we will not, for a period of five years from the date of the offering, own an interest in or manage any luxury hotel or luxury restaurant other than any such hotel or restaurant operated in conjunction with our passenger ferry and rail services.

Please acknowledge receipt of this undertaking by signing and returning a copy to the undersigned.

                                  Very truly yours,

                                  Sea Containers Ltd.

                                  By:
                                     -------------------
                                           President

Receipt acknowledged:

Orient-Express Hotels Ltd.

By:
   -----------------------
         President

Date:                , 2000